ACKNOWLEDGMENT AND ASSUMPTION

OF PROPOSED SPECIAL SERVICER

June 11, 2021

Trustee

Wilmington Trust, National Association

1100 North Market Street

Wilmington, Delaware 19890

Email:  cmbstrustee@wilmingtontrust.com

Re:	Benchmark 2019-B12 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-B12 – The Centre Loan Combination

Ladies and Gentlemen:

Reference is made to that certain Pooling and Servicing Agreement (the “PSA”), dated as of August 1, 2019, among Citigroup Commercial Mortgage Securities Inc., as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Midland Loan Services, a Division of PNC Bank, National Association, Pacific Life Insurance Company and Trimont Real Estate Advisors, LLC (“Trimont”), each as a Special Servicer as described in the PSA, Pentalpha Surveillance LLC, Operating Advisor and Asset Representations Reviewer, Citibank, N.A., as Certificate Administrator, and Wilmington Trust, National Association, as Trustee. Reference is further made to that certain Agreement Between Noteholders (“The Centre Co-Lender Agreement”), dated as of July 29, 2019, by and among Citi Real Estate Funding Inc. (Initial Note A Holder), and Citi Real Estate Funding Inc. (Initial Subordinate Noteholder). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the PSA and The Centre Co-Lender Agreement, as applicable.

Pursuant to Section 6.08 of the PSA and Section 6 of The Centre Co-Lender Agreement, the undersigned hereby agrees with all the other parties to the PSA that the undersigned shall serve as Special Servicer under, and as defined in, the PSA with respect to The Centre Loan Combination.  The undersigned hereby agrees to assume all of the responsibilities, duties and liabilities of, and the due and punctual performance and observance of each covenant and condition to be performed or observed by, the Special Servicer under the PSA from and after the date hereof as they relate to The Centre Loan Combination.  The undersigned hereby acknowledges that, as of the date hereof, it is and shall be a party to the PSA and bound thereby to the full extent indicated therein in the capacity of Special Servicer with respect to The Centre Loan Combination. The undersigned hereby makes, as of the date hereof, the representations and warranties set forth in Section 2.06(a) of the PSA with all references to “Agreement” in section 2.06(a) of the PSA to include this Acknowledgment and Assumption of Proposed Special Servicer in addition to the PSA, with the following corrections with respect to type of entity and jurisdiction of organization: CWCapital Asset Management LLC is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware.  The undersigned further certifies that it satisfies all related qualifications set forth in the PSA and The Centre Co-Lender Agreement relating to The Centre Loan Combination, and that all requirements and preconditions for the appointment of the undersigned Special Servicer have been satisfied.

In accordance with Section 12.04 of the PSA, CWCapital Asset Management LLC furnishes the following notice address for use in connection with notices provided to it thereunder:

CWCapital Asset Management LLC

900 19th Street, NW, 8th Floor

Washington, DC 20006

Attention: Brian Hanson

CWCAMcontractnotices@cwcapital.com

CWCAPITAL ASSET MANAGEMENT LLC

By:  __ /s/ Brian Hanson__________________________

Name:  Brian Hanson

Title:    Managing Director

cc:

Benchmark 2019-B12 PSA Parties:

B12 Depositor

Citigroup Commercial Mortgage Securities Inc.

388 Greenwich Street, 6th Floor

New York, New York 10013

Attention: Richard Simpson

Email: richard.simpson@citi.com

Citigroup Commercial Mortgage Securities Inc.

390 Greenwich Street, 5th Floor

New York, New York 10013

Attention: Raul Orozco

Email: raul.d.orozco@citi.com

Citigroup Commercial Mortgage Securities Inc.

388 Greenwich Street, 17th Floor

New York, New York 10013

Attention: Ryan M. O’Connor

Email: ryan.m.oconnor@citi.com

B12 Master Servicer

Midland Loan Services, a Division of PNC Bank, National Association

10851 Mastin Street, Suite 700

Overland Park, Kansas 66210

Attention: Executive Vice President – Division Head

Email: NoticeAdmin@midlandls.com

Stinson LLP

1201 Walnut Street, Suite 2900

Kansas City, Missouri 64106-2150

Attention: Kenda K. Tomes

Email: kenda.tomes@stinson.com

B12 - The Centre Loan Special Servicer

Trimont Real Estate Advisors, LLC

One Alliance Center

3500 Lenox Road NE, Suite G1

Atlanta, Georgia 30326

Attention: CMBS Special Servicing

Email: CMBSServicing@trimontrea.com; legaldepartment@trimontrea.com

B12 Certificate Administrator

Citibank, N.A.

388 Greenwich Street

New York, New York 10013

Attention: Citibank Agency & Trust - Benchmark 2019-B12

Email: ratingagencynotice@citi.com

B12 Asset Representations Reviewer and Operating Advisor

Pentalpha Surveillance LLC

375 N. French Road, Suite 100

Amherst, New York 14228

Attention: Benchmark 2019-B12—Transaction Manager

Email: notices@pentalphasurveillance.com

Bass, Berry & Sims PLC

150 Third Avenue South, Suite 2800

Nashville, Tennessee 37201

Email: jknight@bassberry.com

CF 2019-CF2 PSA Parties:

CF2 Depositor

CCRE Commercial Mortgage Securities, L.P.

110 East 59th Street

New York, New York 10022

Attention: Legal Department

Email: notices@ccre.com

Orrick, Herrington & Sutcliffe LLP

51 West 52nd Street

New York, New York 10019

Attention: Janet Barbiere

Email: jbarbiere@orrick.com

CF2 Master Servicer, CF2 Special Servicer

KeyBank National Association

11501 Outlook Street, Suite 300

Overland Park, Kansas 66211

Attention: Michael Tilden and Alan Williams

Email: Michael_A_Tilden@keybank.com; keybank_notices@keybank.com

Polsinelli

900 West 48th Place, Suite 900

Kansas City, Missouri 64112

Attention: Kraig Kohring

Email: kkohring@polsinelli.com

CF2 Trustee, CF2 Certificate Administrator

Citibank, N.A.

388 Greenwich Street

New York, New York 10013

Attention: Global Transaction Services – CF 2019-CF2

Email: ratingagencynotice@citi.com

CF2 Special Servicer

LNR Partners, LLC

1601 Washington Avenue, Suite 700

Miami Beach, Florida 33139

Attention: Heather Bennett and Job Warshaw

Email:  hbennett@lnrpartners.com; jwarshaw@lnrpartners.com; Lnr.cmbs.notices@lnrproperty.com

CF2 Operating Advisor and CF2 Asset Representations Reviewer

Park Bridge Lender Services LLC

600 Third Avenue, 40th Floor

New York, New York 10016

Attention: COMM 2019-GC44 – Surveillance Manager

Email: cmbs.notices@parkbridgefinancial.com

CGCMT 2019-GC41 PSA Parties:

GC41 Depositor

Citigroup Commercial Mortgage Securities Inc.

388 Greenwich Street, 6th Floor

New York, New York 10013

Attention: Richard Simpson

Email: richard.simpson@citi.com

Citigroup Commercial Mortgage Securities Inc.

390 Greenwich Street, 5th Floor

New York, New York 10013

Attention: Raul Orozco

Email:

raul.d.orozco@citi.com

Citigroup Commercial Mortgage Securities Inc.

388 Greenwich Street, 17th Floor

New York, New York 10013

Attention: Ryan M. O’Connor

Email: ryan.m.oconnor@citi.com

GC41 Master Servicer

Midland Loan Services, a Division of PNC Bank, National Association,

10851 Mastin Street, Suite 700

Overland Park, Kansas 66210

Attention: Executive Vice President – Division Head,

Email: NoticeAdmin@midlandls.com

Stinson LLP

1201 Walnut Street

Suite 2900

Kansas City, Missouri 64106-2150

Attention: Kenda K. Tomes

Email: kenda.tomes@stinson.com

GC41 Special Servicer

Rialto Capital Advisors, LLC,

790 NW 107th Avenue, 4th Floor

Miami, Florida 33172

Attention: Liat Heller, Jeff Krasnoff, Niral Shah and Adam Singer

Email: liat.heller@rialtocapital.com; niral.shah@rialtocapital.com; adam.singer@rialtocapital.com;

            jeff.krasnoff@rialtocapital.com

GC41 Trustee

Wilmington Trust, National Association

1100 North Market Street

Wilmington, Delaware 19890

Attention: CMBS Trustee – CGCMT 2019-GC41

Email: cmbstrustee@wilmingtontrust.com

GC41 Certificate Administrator

Citibank, N.A.

388 Greenwich Street

New York, New York 10013

Attention: Citibank Agency & Trust - CGCMT 2019-GC41

Email: ratingagencynotice@citi.com

GC41 Operating Advisor and GC41 Asset Representations Reviewer

Park Bridge Lender Services LLC

600 Third Avenue, 40th Floor

New York, New York 10016

Attention: COMM 2019-GC44 – Surveillance Manager

Email: cmbs.notices@parkbridgefinancial.com

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